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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY
                                  (Form S-3)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Evans his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration and sale of restricted shares of common stock of Reunion Industries, Inc. issued in connection with the merger of Chatwins Group, Inc. with and into Reunion Industries, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature                       Title                         Date
     ---------                       -----                         ----

______________________________      Chairman of the Board         May __, 2000
     Charles E. Bradley, Sr.        and Chief Executive Officer



______________________________      Director                      May __, 2000
     Thomas N. Amonett


______________________________      Director, President and       May __, 2000
     Kimball J. Bradley             Chief Operating Officer


______________________________      Director                      May __, 2000
     Thomas L. Cassidy


______________________________      Director                      May __, 2000
     W.R. Clerihue


______________________________      Director and Vice Chairman    May __, 2000
     Joseph C. Lawyer


______________________________      Director                      May __, 2000
     Franklin Myers


______________________________      Director                      May __, 2000
     John G. Poole


______________________________      Executive Vice President of   May __, 2000
     John M. Froehlich              Finance and Chief Financial
                                    Officer